Exhibit 99


Superclick Inc. Announces Appointment of Management Team

Laguna Hills, California, October 27/PR Newswire/ -- Superclick, Inc. (OTC BB:
SPCK) today announced that its Board of Directors has accepted the resignation of Todd M. Pitcher as the Company's President and Chief Executive Officer and Hugh Renfro as the Company's Secretary. Both Mr. Pitcher and Mr. Renfro had been serving the Company in an "interim" capacity leading up to the acquisition of Superclick Networks, Inc. The Board of Directors has also voted unanimously to appoint Robert MacFarlane, founder of Superclick Networks, Inc. as the Company's President and Secretary and Ronald Fon as the Company's interim Chief Executive Officer. In addition, the Board appointed Sandro Natale as the Company's Vice President of International Business Development.

About Superclick Networks, Inc.
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Superclick Networks, Inc. headquartered in Montreal, Canada, develops, manufactures, markets and supports the Superclick Internet Management System
(SIMS) in worldwide hospitality and multi-tenant unit (MTU) markets. Superclick provides hotels and MTU residences with cost-effective Internet access utilizing high-speed DSL, CAT5 wiring, wireless and dial-up modem technologies. Superclick's patented technology converts dial-up analog Internet calls to digital access, improves connection speeds, unclogs local trunks, consolidates Internet traffic, supports flexible billing and provides targeted advertising to end-users. Current clients include MTU residences and Crowne Plaza, Four Points by Sheraton, Hilton, Holiday Inn, Holiday Inn Express, Hampton Inn, Marriott, Novotel, Radisson, Sheraton, Westin and Wyndham hotels in Canada and the United States. For more information please visit the Superclick website at www.superclick.com.


Safe Harbor Statement:


Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different form the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements with the terms "believes," "belief," "expects," "intends," "anticipates," "will" or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.



Contact: Todd M. Pitcher
         Phone (858) 518-1387
         Email: TODD@SUPERCLICK.COM